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Exhibit 3.01.6

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CITIGROUP INC.

        Citigroup Inc., a Delaware corporation (the "Corporation") does hereby certify that:

        FIRST:    Section I of Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          I.     Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Sections B through I of this Article FOURTH.

        SECOND:    Section A of Article EIGHTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          A.    In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article EIGHTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than a majority of the votes cast affirmatively and negatively by the holders of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

        THIRD:    Section G of Article EIGHTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          G.    Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article EIGHTH.

        FOURTH:    Article NINTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

    NINTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares entitled to vote thereon shall be required to adopt, amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, this Article NINTH.

        FIFTH:    The foregoing amendments to the Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this 18th day of April, 2006.

CITIGROUP INC.
By:	/s/ MICHAEL S. HELFER Michael S. Helfer Corporate Secretary

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CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF CITIGROUP INC.